Brilliant Earth Reports Outstanding Third Quarter 2022 Results
Delivered 17.0% Net Sales Growth
Generated Net Income of $5.7 million and Adjusted EBITDA of $10.0 million
Generated GAAP Diluted EPS of $0.05 and Adjusted Diluted EPS of $0.07
Updates Fiscal 2022 Revenue Outlook and Expects Adjusted EBITDA within Prior Outlook Range

SAN FRANCISCO, Calif. – November 10, 2022 (GLOBE NEWSWIRE) -- Brilliant Earth Group, Inc. (“Brilliant Earth” or the “Company”) (Nasdaq: BRLT), an innovative, digital-first jewelry company and global leader in ethically sourced fine jewelry, today announced financial results for the three and nine months ended September 30, 2022.
Third Quarter 2022 Highlights (quarterly period ended September 30, 2022):
•Net sales were $111.4 million, a 17.0% increase over the prior year, with strong omnichannel performance across the Company's products.
•Gross margin expanded by 430 basis points to a record 54.7% for the third quarter, driven by continued strong brand resonance, differentiated product offerings, performance of the Company's pricing engine, procurement efficiencies and benefits from the Company's enhanced extended warranty program.
•Generated strong profitability:
◦Net income was $5.7 million for the third quarter; and
◦Adjusted EBITDA was $10.0 million for the third quarter.
•Continued omnichannel leadership: In 2022, Brilliant Earth has established new showrooms in 10 cities. These new showrooms are located in Bethesda, Columbus, Houston, Minneapolis, Cleveland, Detroit, St. Louis, Palo Alto, Santa Monica and Baltimore.

Beth Gerstein, Brilliant Earth’s Co-Founder and CEO, commented, “We are pleased to report strong third quarter results that continued our favorable positive performance momentum from the first half of the year and represented our fifth consecutive quarter of profitable growth as a public company. Our ongoing strength reflects the growing awareness of Brilliant Earth as a key destination for highly-curated and exclusive jewelry in a joyful omnichannel shopping environment. With an asset light business model and an advantageous data-driven approach that allows us to be nimble, we are confident in our ability to navigate in a dynamic environment while also delivering results. Our third quarter results were highlighted by a 17% increase in sales, a 430 basis point expansion in gross margin with adjusted EBITDA margin of 9%. We saw strength from the introduction of compelling, exclusive product assortments. We continue to expand our omnichannel reach with the opening of our 25th showroom while implementing ongoing enhancements to our industry leading digital experience."

Gerstein continued, "As we look to finish the year, the macro headwinds are more difficult than earlier in the year causing us to be more cautious about our fourth quarter revenue outlook. While our topline expectations have changed, we continue to expect adjusted EBITDA within our previously established outlook range. With the key weeks of holiday selling still ahead of us, we are well prepared to take advantage of the season and are confident in our ability to extend our leadership as the jeweler of the next generation consumer in the near and long-term.”
Third quarter 2022 Financial Highlights
•Net sales increased 17.0% to $111.4 million compared to $95.2 million in the third quarter of 2021, with strength across the Company’s products leading to a 28.1% increase in Total Orders.
•Gross profit was $60.9 million, or a 54.7% gross profit margin, compared to $48.0 million, or a 50.4% gross profit margin in the third quarter of 2021.
•Net income was $5.7 million, compared to net income of $4.0 million in the third quarter of 2021.
•Adjusted net income was $6.4 million, compared to adjusted net income of $8.5 million in the third quarter of 2021 (3).
•Adjusted EBITDA was $10.0 million, compared to $13.6 million in the third quarter of 2021 (3).

Third Quarter Results

	Q3 2022	Q3 2021	% Change
Total Orders	36,977	28,855	28.1%
AOV	$3,013	$3,301	(8.7)%
($ in millions, except per share amounts)
Net Sales	$111.4	$95.2	17.0%
Gross Margin	54.7%	50.4%
Net income allocable to Brilliant Earth Group, Inc. (1)	$0.6	$0.1	*nm
Net income, as reported	$5.7	$4.0	44.3%
Net income margin	5.1%	4.2%
Adjusted net income (3)	$6.4	$8.5	(25.2)%
GAAP Diluted EPS (2)	$0.05	$0.01	*nm
Adjusted Diluted EPS (3)	$0.07	$0.09	(22.2)%
Adjusted EBITDA (3)	$10.0	$13.6	(26.6)%
Adjusted EBITDA margin (3)	8.9%	14.2%
*nm = not meaningful
(1)    Represents net income allocable to Brilliant Earth Group, Inc. during the third quarter of 2022 and for the period of September 23 to September 30, 2021
(2)    Represents GAAP Diluted EPS during the third quarter of 2022 and September 23 to September 30, 2021
(3)    Adjusted net income, Adjusted Diluted EPS, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See "Disclosure Regarding Non-GAAP Financial Measures and Key Metrics" for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures

Nine Month 2022 Highlights

•    Net sales increased 24.0% to $320.3 million in the nine months ended September 30, 2022 compared to $258.3 million in the first nine months of 2021, with strength across the Company’s product lines which led to a 33.0% increase in Total Orders.
•    Gross profit of $168.9 million, or a 52.7% gross profit margin, compared to $125.1 million, or a 48.4% gross profit margin, in the 2021 nine-month period.
•    Net income totaled $12.8 million, compared to $14.8 million in the 2021 nine-month period.
•    Adjusted net income was $17.1 million, compared to $21.0 million in the 2021 nine-month period (3).
•    Adjusted EBITDA was $28.0 million, compared to $34.6 million of Adjusted EBITDA in the first nine months of 2021 (3).

Nine Month Results

	YTD September 2022	YTD September 2021	% Change
Total Orders	104,715	78,733	33.0%
AOV	$3,058	$3,280	(6.8)%
($ in millions, except per share amounts)
Net Sales	$320.3	$258.3	24.0%
Gross Margin	52.7%	48.4%
Net income allocable to Brilliant Earth Group, Inc. (1)	$1.4	$0.1	*nm
Net income, as reported	$12.8	$14.8	(13.5)%
Net income margin	4.0%	5.7%
Adjusted net income (3)	$17.1	$21.0	(18.6)%
GAAP Diluted EPS (2)	$0.10	$0.01	*nm
Adjusted Diluted EPS (3)	$0.18	$0.22	(18.5)%
Adjusted EBITDA (3)	$28.0	$34.6	(19.1)%
Adjusted EBITDA margin (3)	8.7%	13.4%
*nm = not meaningful
(1)    Represents net income allocable to Brilliant Earth Group, Inc. during the nine months ended September 30, 2022 and for the period of September 23 to September 30, 2021
(2)    Represents GAAP Diluted EPS during the nine months ended 2022 and for the period of September 23 to September 30, 2021
(3)    Adjusted net income, Adjusted Diluted EPS, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See "Disclosure Regarding Non-GAAP Financial Measures and Key Metrics" for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures

Updates Fiscal 2022 revenue outlook and continues to expect adjusted EBITDA within previous outlook range

Annual Net sales	$436 - $446M
Annual Adjusted EBITDA	$32 - $37M
Q4 Net sales	$116 - $126M
Q4 Adjusted EBITDA	$4 - $9M
Webcast and Conference Call Information
Brilliant Earth will host a conference call and webcast to discuss third quarter results and discuss its business outlook today, November 10, 2022, at 5:00 p.m. ET. The webcast and accompanying slide presentation can be accessed at https://investors.brilliantearth.com. Those interested in participating in the conference call are invited to dial (888) 708-0131 (participant passcode 6973407). International callers may dial (929) 517-9008. A replay of the webcast will remain available on the website for 90 days.

About Brilliant Earth
Brilliant Earth is a digitally native, omnichannel fine jewelry company and a global leader in ethically sourced fine jewelry. Led by our co-founders Beth Gerstein and Eric Grossberg, the Company’s mission since its founding in 2005 has been to create a more transparent, sustainable, and compassionate jewelry industry. Headquartered in San Francisco, CA and Denver, CO, Brilliant Earth has 25 showrooms and has served customers in over 50 countries worldwide.
Disclosure Regarding Non-GAAP Financial Measures and Key Metrics

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), the Company has included certain non-GAAP financial measures in this release, including Adjusted EBITDA, Adjusted Net income, Adjusted Diluted EPS and Adjusted EBITDA margin. These non-GAAP financial measures provide users of our financial information with useful information in evaluating our operating performance and exclude certain items from net income that may vary substantially in frequency and magnitude from period to period.

We define EBITDA as net income (loss) before interest, taxes, depreciation and amortization. We define Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation, amortization of cloud-based software implementation costs, adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include showroom pre-opening expense, equity-based compensation expense, change in fair value of warrant liability, costs to fund the Brilliant Earth Foundation and transaction costs and other expenses. We define Adjusted EBITDA margin as Adjusted EBITDA calculated as a percentage of net sales. We believe that Adjusted EBITDA and Adjusted EBITDA margin, which eliminate the impact of certain expenses that we do not believe reflect our underlying business performance, provide useful information to investors to assess the performance of our business.

We define Adjusted Net income as net income adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include showroom pre-opening expense, equity-based compensation expense, change in fair value of warrant liability, costs to fund the Brilliant Earth Foundation and transaction costs and other expenses. We define Adjusted Diluted EPS as Adjusted Net income, divided by the diluted weighted average shares of common stock outstanding. The diluted weighted average shares of common stock outstanding is derived from the historical diluted weighted average shares of common stock assuming such shares were outstanding for the entirety of the period presented. We believe Adjusted Net income and Adjusted diluted Earnings Per Share, which eliminate the impact of certain expenses that we do not believe reflect our underlying business performance, provide useful information to investors to assess the performance of our business.

Please refer to “GAAP to Non-GAAP Reconciliations” located in the financial supplement in this release for a reconciliation of GAAP to non-GAAP financial information.

This release includes forward-looking guidance for certain non-GAAP financial measures, including Adjusted EBITDA. These measures will differ from net income (loss), determined in accordance with GAAP, in ways similar to those described in the reconciliations at the end of this release. We are not able to provide, without unreasonable effort, guidance for net income (loss), determined in accordance with GAAP, or a reconciliation of guidance for Adjusted EBITDA to the most directly comparable GAAP measure because the Company is not able to predict with reasonable certainty the amount or nature of all items that will be included in net income (loss).

This press release also contains certain key business metrics which are used to evaluate our business and growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts, and assess operational efficiencies. We define total orders as the total number of customer orders delivered less total orders returned in a given period (excluding those repair, resize, and other orders which have no revenue). We view total orders as a key indicator of the velocity of our business and an indication of the desirability of our products to our customers. Total orders, together with AOV, is an indicator of the net sales we expect to recognize in a given period. Total orders may fluctuate based on the number of visitors to our website and showrooms, and our ability to convert these visitors to customers. We believe that total orders is a measure that is useful to investors and management in understanding our ongoing operations and in an analysis of ongoing operating trends. We define average order value, or AOV, as net sales in a given period divided by total orders in that period. We believe that AOV is a measure that is useful to investors and management in understanding our ongoing operations and in an analysis of ongoing operating trends. AOV varies depending on the product type and number of items per order. AOV may also fluctuate as we expand into and increase our presence in additional product categories and price points, and open additional showrooms.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained in this release may be forward-looking statements. Forward-looking statements in this press release include but are not limited to statements about our future results of operations and financial position, business strategy, plans and objectives of management for future operations, including, but not limited to, among others, other statements regarding expected growth, future capital expenditures, and debt service obligations. In some cases, you can identify forward-looking statements by words such as "ahead," "anticipate," "believe," "contemplates," "continues," "could," "estimate," "evolve," "expect," "intend," "may," "plan," “potential,” "predicts," "project," "seek," "should," "strategy," "targets," "will, " or "would," or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including, but not limited to: risks related to our rapid growth in recent years and limited operating experience; our ability to manage growth effectively; risks related to increases in costs of diamonds, other gemstones and precious metals supply shortages; the Company’s ability to maintain a low cost of production and distribution; fluctuations in the pricing and supply of diamonds, other gemstones, and precious metals, particularly responsibly sourced natural and lab-grown diamonds and recycled precious metals such as gold, increases in labor costs for manufacturing such as wage rate increases, as well as inflation, and energy prices; our ability to cost-effectively turn existing customers into repeat customers or to acquire new customers; our ability to maintain a low cost of production and distribution; fluctuations in the pricing and supply of diamonds, other gemstones, and precious metals, particularly responsibly sourced natural and lab-grown diamonds and recycled precious metals such as gold, increases in labor costs for manufacturing such as wage rate increases, as well as inflation, and energy prices; risks related to our expansion plans in the U.S.; risks related an overall decline in the health of the economy and other factors impacting consumer spending, such as recessionary conditions, governmental instability, war or the threat of war, and natural disasters; our history of losses, and we may be unable to sustain profitability; our ability to compete in the fine jewelry retail industry; our ability to manage our inventory balances and inventory shrinkage; risks related to a decline in sales of Create Your Own rings; our ability to maintain and enhance our brand; risks related to the effectiveness of our marketing efforts; risks related to environmental, social, and governance matters impact the Company’s business and reputation; risks related to the our and omnichannel business; our ability to effectively anticipate and respond to changes in consumer preferences and shopping patterns; risks related to our ability to predict future performance due to quarterly and annual fluctuations of our results of operations and operating cash flow; risks related to our dependence on distributions from Brilliant Earth, LLC to pay our taxes and expenses; risks related to our obligations under our Tax Receivable Agreement and our organizational structure; and the other risks, uncertainties and the factors described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission (the “SEC”) on March 22, 2022. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this press release to reflect changes since the date of this press release, except as may be required by law.

Contacts:
Investors:
Allison Malkin
ICR
BrilliantEarth@icrinc.com

BRILLIANT EARTH GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Net sales	$111,405	$95,239	$320,252	$258,283
Cost of sales	50,487	47,224	151,397	133,148
Gross profit	60,918	48,015	168,855	125,135
Operating expenses:
Selling, general and administrative	54,615	38,147	151,576	97,961
Income from operations	6,303	9,868	17,279	27,174
Interest expense	(778)	(1,912)	(3,700)	(5,786)
Other income (expense), net	374	(3,971)	266	(6,518)
Loss on extinguishment of debt	—	—	(617)	—
Income before tax	5,899	3,985	13,228	14,870
Income tax expense	(180)	(23)	(389)	(23)
Net income	5,719	3,962	12,839	14,847
Net income allocable to non-controlling interest	5,073	3,896	11,413	14,781
Net income allocable to Brilliant Earth Group, Inc.	$646	$66	$1,426	$66

	Three months ended September 30, 2022	Period from September 23, 2021 to September 30, 2021	Nine months ended September 30, 2022	Period from September 23, 2021 to September 30, 2021
Earnings per share:
Basic	$0.06	$0.01	$0.13	$0.01
Diluted	$0.05	$0.01	$0.10	$0.01
Weighted average shares of common stock outstanding:
Basic	10,884,306	9,583,332	10,571,777	9,583,332
Diluted	96,574,462	96,621,427	96,488,889	96,621,427

BRILLIANT EARTH GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share and per share amounts)

	September 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$152,931	$172,865
Restricted cash	205	205
Inventories, net	40,334	24,743
Prepaid expenses and other current assets	9,779	8,178
Total current assets	203,249	205,991
Property and equipment, net	14,563	6,732
Deferred tax assets	8,636	4,407
Operating lease right of use assets	22,864	—
Other assets	3,077	601
Total assets	$252,389	$217,731

Liabilities and equity
Current liabilities:
Accounts payable	$10,431	$14,480
Accrued expenses and other current liabilities	37,897	28,756
Current portion of deferred revenue	22,694	18,818
Current portion of operating lease liabilities	3,321	—
Current portion of long-term debt	3,250	30,789
Total current liabilities	77,593	92,843

Long-term debt, net of debt issuance costs	60,228	32,789
Operating lease liabilities	23,166	—
Deferred rent	—	2,507
Payable pursuant to the Tax Receivable Agreement	6,734	3,775
Other long-term liabilities	76	2,979
Total liabilities	167,797	134,893

Equity
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; none issued and outstanding at September 30, 2022 and December 31, 2021, respectively	—	—
Class A common stock, $0.0001 par value, 1,200,000,000 shares authorized; 10,940,372 and 9,614,523 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	1	1
Class B common stock, $0.0001 par value, 150,000,000 shares authorized; 35,395,738 and 35,658,013 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	4	4
Class C common stock, $0.0001 par value, 150,000,000 shares authorized; 49,119,976 and 49,505,250 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	5	5
Class D common stock, $0.0001 par value, 150,000,000 shares authorized; none issued and outstanding at September 30, 2022 and December 31, 2021, respectively	—	—
Additional paid-in capital	6,731	6,865
Retained earnings	2,954	1,528
Equity attributable to Brilliant Earth Group, Inc.	9,695	8,403
NCI attributable to Brilliant Earth, LLC	74,897	74,435
Total equity	84,592	82,838
Total liabilities and equity	$252,389	$217,731

GAAP to Non-GAAP Reconciliations
(Unaudited and in thousands, except share and per share amounts)

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Net income, as reported	$5,719	$3,962	$12,839	$14,847
Interest expense	778	1,912	3,700	5,786
Income tax expense	180	23	389	23
Depreciation expense	501	215	1,248	536
Amortization of cloud-based software implementation costs	50	—	86	—
Showroom pre-opening expense	796	1,517	2,602	2,198
Equity-based compensation expense	2,311	684	6,563	872
Loss on extinguishment of debt	—	—	617	—
Other (income) expense, net (1)	(374)	3,971	(266)	6,518
Transaction costs and other expense (2)	—	1,281	180	3,776
Adjusted EBITDA	$9,961	$13,565	$27,958	$34,556
Net income margin	5.1%	4.2%	4.0%	5.7%
Adjusted EBITDA margin	8.9%	14.2%	8.7%	13.4%
(1)Other expense, net for the three months ended September 30, 2021 consisted primarily of the change in fair value of the warrant liability necessary to mark our warrants to fair market value. Additionally, these expenses for all periods presented include losses on exchange rates on consumer payments, partially offset by interest and other miscellaneous income.
(2)These expenses are those that we did not incur in the normal course of business. These expenses for all periods presented include professional fees in connection with the evaluation and preparation for operations as a public company. Additionally, the expense also includes a charitable donation during the three and nine months ended September 30, 2021 and costs associated with the opening of a new operations facility for the nine month period ended September 30, 2021.

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Net income attributable to Brilliant Earth Group, Inc., as reported (1)	$646	$66	$1,426	$66
Net income impact from assumed redemption of all LLC Units to common stock (2)	5,073	3,896	11,413	14,781
Net income, as reported	$5,719	$3,962	$12,839	$14,847
Income tax expense associated with conversion (3)	(1,350)	(1,001)	(2,953)	(3,799)
Tax effected net income after assumed conversion	4,369	2,961	9,886	11,048
Equity-based compensation expense	2,311	684	6,563	872
Loss on extinguishment of debt	—	—	617	—
Showroom pre-opening expense	796	1,517	2,602	2,198
Other (income) expense, net (4)	(374)	3,971	(266)	6,518
Transaction costs and other expense (5)	—	1,281	180	3,776
Tax impact of adjustments	(748)	(1,915)	(2,508)	(3,435)
Adjusted Net income	$6,354	$8,499	$17,074	$20,977

Diluted weighted average of common stock assumed outstanding	96,574,462	96,621,427	96,488,889	96,621,427
Diluted earnings per share:
As reported	0.05	$0.01	$0.10	$0.01
As adjusted	0.07	$0.09	$0.18	$0.22
(1)Represents net income allocable to Brilliant Earth Group, Inc. only for the three and nine months ended September 30, 2022 and for the period from September 23 to September 30, 2021.
(2)It is assumed that we will elect to issue common stock upon redemption of LLC Units rather than cash settle.
(3)Brilliant Earth Group, Inc. is subject to U.S. Federal income taxes, in addition to state and local taxes with respect to its allocable share of any net taxable income of Brilliant Earth, LLC. Acquisition of LLC units by Brilliant Earth Group, Inc. causes all of the taxable income currently recognized by the members of Brilliant Earth, LLC to become taxable to the Company.
(4)Other income, net for the three and nine months ended September 30, 2022 include losses on exchange rates on consumer payments, partially offset by interest and other miscellaneous income. Other expense, net for the three and nine months ended September 30, 2021 consisted primarily of the change in fair value of the warrant liability necessary to mark our warrants to fair market value.
(5)These expenses are those that we did not incur in the normal course of business. These expenses for all periods presented include professional fees in connection with the evaluation and preparation for operations as a public company. Additionally, the expense also includes a charitable donation during the three and nine months ended September 30, 2021 and costs associated with the opening of a new operations facility for the nine month period ended September 30, 2021.